UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2008 (March 14, 2008)
Silicon Mountain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
4755 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 938-1155
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendments to Certain Agreements with Laurus Master Fund, Ltd. et al.
Omnibus Amendment. On March 18, 2008, Silicon Mountain Holdings, Inc., a Colorado corporation (the “Company”) entered into the Omnibus Amendment (the “Amendment”) dated as of March 18, 2008, by and among Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore”) and PSource Structured Debt Limited (“PSource” and together with Laurus, Valens U.S. and Valens Offshore, the “Holders”), and the Company, Silicon Mountain Memory, Incorporated (“Silicon Mountain”) and VCI Systems, Inc. (together with the Company and Silicon Mountain, the “Companies”). A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.
The parties to the Amendment are parties to the Amended and Restated Convertible Term Note dated August 28, 2007 (the “Convertible Note”), a copy of which was attached as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 4, 2007. Laurus is the holder of the Secured Term Note dated September 25, 2006 (the “Term Note ”), a copy of which was attached as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on August 28, 2007. Each of Valens U.S., Valens Offshore, and PSource is an assignee of the Term Note. The Convertible Note and the Term Note were amended pursuant to the Amendment to Amended and Restated Secured Convertible Term Note and Secured Term Note attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 14, 2007.
Laurus also is the holder of the Secured Revolving Note dated September 25, 2006 (the “Revolving Note”), a copy of which was filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on September 4, 2007. Silicon Mountain and VCI, collectively, are the issuers of the Term Note and the Revolving Note, and the Company is the guarantor of the Term Note and the Revolving Note.
Set forth below is a description of the Amendment as it pertains to each of the Convertible Note, Term Note and Revolving Note.
Convertible Note. Prior to giving effect to the Amendment, with respect to the Convertible Note:
(A)	interest accrued under the Convertible Note at a rate per annum equal to the greater of (i) the “prime rate” published in The Wall Street Journal from time to time plus three percent (3%), and (ii) nine percent (9%);

(B)	the fixed conversion price of the Convertible note was $3.69 per share as adjusted; and

(C)	the Companies were required to make the monthly principal payments equal to $25,000 for the month of April 2008, and $58,825.50 for the remainder of the term of the Convertible Note.
After giving effect to the Amendment, with respect to the Convertible Note:
(A)	interest now accrues under the Convertible Note at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time plus (i) during the period commencing on the initial issuance date of the Revolving Note through and including March 31, 2008, three percent (3%), and (i) on and after April 1, 2008, five percent (5%).

(B)	the Companies may elect to make interest payments due under the Revolving Note in cash or shares of our common stock, par value $.001 per share (“Common Stock”), or a combination of both, so long as not more than that portion of the monthly interest payment attributable to three percent (3%) of the applicable interest rate may be paid in Common Stock;

(C)	the fixed conversion price is $1.00 per share with respect to the first $200,000 of principal amount converted under the Convertible Note on or after March 14, 2007;

(D)	$25,000 of the principal portion of each monthly payment due under the Convertible Note for the months of August 2008, September 2008, October 2008, November 2008 and December 2008, has been deferred until the Convertible Note matures on September 25, 2009, and as a result, the monthly principal payments owed by the Companies under the Convertible Note during those months are equal to $33,825.50.
Immediately upon the effectiveness of the Amendment, the Holders converted $200,000 in the aggregate of the outstanding principal balance of the Convertible Note at the fixed conversion price of $1.00. As a result, upon receipt by the Holders of the Common Stock issuable in respect to this conversion, the principal portion of the monthly payments due and owing under the Convertible Note in the months of April 2008, May 2008, June 2008 and July 2008 will be deemed to be paid and satisfied.
Term Note. Prior to giving effect to the Amendment, with respect to the Term Note:
(A)	interest accrued under the Term Note at a rate per annum equal to the greater of (i) the “prime rate” published in The Wall Street Journal from time to time plus three percent (3%), and (ii) nine percent (9%).

(B)	the Companies were required to make the monthly principal payments equal to $25,000 for the month of April 2008, and $58,825.50 for the remainder of the term of the Term Note.
After giving effect to the Amendment, with respect to the Term Note:
(A)	interest now accrues under the Term Note at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time plus (i) during the period commencing on the initial issuance date of the Revolving Note through and including March 31, 2008, three percent (3%), and (ii) on and after April 1, 2008, five percent (5%).

(B)	the Companies may elect to make interest payments due under the Term Note in cash or Common Stock, or a combination of both, so long as (i) not more than that portion of the monthly interest payment attributable to three percent (3%) of the applicable interest rate may be paid in Common Stock, and (ii) Common Stock may not be issued as an interest payment if such issuance would result in the Holders’ beneficial ownership exceeding 9.99% of the then outstanding shares of Common Stock;

(C)	the principal portion of each monthly payment due under the Term Note in the months of April 2008, May 2008, June 2008 and July 2008 has been deferred until the Term Note matures on September 25, 2008;

(D)	$25,000 of the principal amount portion of each monthly payment due under the Term Note for the months of August 2008, September 2008, October 2008, November 2008 and December 2008, has been deferred until the Term Note matures on September 25, 2009, and as a result, the monthly principal payments owed by the Companies under the Term Note during those months are equal to $33,825.50.
In conjunction with the Amendment, the Company issued a warrant (each a “Warrant”) to each Holder to purchase (i) in respect to Laurus, 101 shares of Common Stock, (ii) in respect to Valens Offshore, 8,636 shares of Common Stock, (iii) in respect to Valens U.S., 5,587 shares of Common Stock, and (iv) in respect to PSource, 55,677 shares of Common Stock, for an aggregate of 175,001 shares of our Common Stock, which is equivalent to approximately 1.6% of our outstanding stock on a fully diluted basis. Each Warrant is exercisable at $.01 per share. A form of Warrant is filed as Exhibit 10.2 to this Form 8-K. The Lender has agreed it will not exercise that portion of either Warrant which would cause the Lender to beneficially own more than 9.99% of our common stock at any time unless the Lender gives a 61-day notice to waive (which waiver may not be utilized in certain circumstances) this restriction or unless there is an event of default under the financing documents by any of the Borrowers. The shares received by a Holder on exercise of its Warrant cannot be sold, unless there is an event of default as contemplated by the Warrant, until August 27, 2008, and thereafter during any month sales of these shares cannot exceed 25% of the trailing monthly dollar volume of the stock.
Revolving Note Prior to giving effect to the Amendment, with respect to the Revolving Note, interest accrued under the Revolving Note at a rate per annum equal to the greater of (i) “prime rate” published in The Wall Street Journal from time to time plus two percent (2%), and (ii) eight percent (8%). After giving effect to the Amendment:
(A)	interest now accrues under the Revolving Note at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time plus (x) during the period commencing on the initial issuance date of the Revolving Note through and including March 31, 2008, two percent (2%), and (y) on and after April 1, 2008, five percent (5%); and

(B)	the Companies may elect to make interest payments due under the Revolving Note in cash or Common Stock, or a combination of both, so long as (i) not more than that portion of the monthly interest payment attributable to three percent (3%) of the applicable interest rate may be paid in Common Stock, and (ii) Common Stock may not be issued as an interest payment if such issuance would result in the Laurus’ beneficial ownership exceeding 9.99% of the then outstanding shares of Common Stock.

Overadvance Side Letter Agreement
In connection with the Amendment, on March 18, 2008, Laurus and the Companies entered into an Overadvance Side Letter Agreement (the “Side Letter”), a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K. Pursuant to the Side Letter, Laurus agreed to extend to the Companies an additional $300,000 in excess of the amount currently permissible under the Revolving Note. Pursuant to the Side Letter, the Company issued to Laurus a warrant to purchase 105,000 shares of Common Stock at an exercise price of $.01 per share on terms substantially the same as those of the Warrants described above.
Item 3.02. Unregistered Sales of Equity Securities.
On March 14, 2008, as a condition to the Holders entering into the Amendment and Side Letter, the Company sold an aggregate of 300,000 shares of Common Stock and warrants to purchase an aggregate 300,000 shares of Common Stock to three individual accredited investors pursuant to Subscription Agreements, the form of which is attached hereto as Exhibit 10.5. For each $1.00 of consideration paid, the investors received one share of Common Stock and a warrant to acquire one share of Common Stock. The warrants have an exercise price of $.01 per share and expire within 4 years from the date of issuance. RayneMark Investments LLC, of which Mark Crossen, a member of the Board of Directors of the Company, is the executive director and majority owner, invested $250,000, and Mickey Fain, a member of the Board of Directors of the Company, invested $25,000. The third investor, also an accredited investor, invested $25,000. A copy of the warrants granted in these transactions is attached to as Exhibit 10.4 to this Current Report on Form 8-K. The issuances described in this paragraph were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because (i) only accredited investors received the securities, and (ii) the Company did not engage in any general solicitation or advertising to market the securities.
As described in Item 1.01 above, in connection with the amendment of the Convertible Note on March 14, 2008, the Holders converted $200,000 in the aggregate of the outstanding principal balance of the Convertible Note, at a conversion price of $1.00, into 200,000 shares of Common Stock. The issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because (i) only accredited investors received the securities, and (ii) the Company did not engage in any general solicitation or advertising to market the securities.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Omnibus Amendment dated March 18, 2008

10.2	Form of Common Stock Purchase Warrant granted to Laurus Master Fund, Ltd., et al.

10.3	Overadvance Side Letter Agreement dated March 18, 2008

10.4	Form of Bridge Warrant granted to certain accredited investors

10.5	Form of Subscription Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON MOUNTAIN HOLDINGS, INC.

Signature: Name:	/s/ Rudolph (Tré) A. Cates, III Rudolph (Tré) A. Cates, III
Title:	President & Chief Executive Officer
Dated: March 20, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Omnibus Amendment dated March 18, 2008

10.2	Form of Common Stock Purchase Warrant granted to Laurus Master Fund, Ltd., et al.

10.3	Overadvance Side Letter Agreement dated March 18, 2008

10.4	Form of Common Stock Purchase Warrant granted to certain accredited investors

10.5	Form of Subscription Agreement